Exhibit 99.1
April 17, 2019
Re: Tender offer by a third party for KBS Strategic Opportunity REIT II, Inc. shares
Dear KBS Strategic Opportunity REIT II Stockholder:
You may soon receive, or have already received, correspondence from CMG Partners, LLC and its affiliates, CMG Income Fund II, LLC and CMG Liquidity Fund, LLC (collectively, the “Bidders”) related to a tender offer to purchase your Class A shares of KBS Strategic Opportunity REIT II, Inc. (the “REIT”). Please be aware that the Bidders have a history of making tender offers for non-traded REIT shares at prices that are significantly below their disclosed estimated value and the amount of the Bidders’ purchase price does not reflect any adverse events to the portfolio of the REIT or the value of your shares. Rather, we believe it represents an opportunistic attempt by the Bidders to make a profit off your shares by purchasing them at a deeply discounted price. The Bidders have informed us that their offer price will be $4.41 per share of Class A common stock. We believe the Bidders’ offer price is substantially below the value of your shares and recommend against selling your shares to the Bidders at that price.
To decline the Bidders’ tender offer, simply ignore it. You do not need to respond to anything.
In arriving at our recommendation against selling your shares to the Bidders, we considered the following:

•
On December 6, 2018, the REIT’s board of directors approved an estimated net asset value per share (the “EVPS”) of the REIT’s common stock of $9.65, based on the estimated value of the REIT’s assets less the estimated value of the REIT’s liabilities, or net asset value, divided by the number of shares outstanding, all as of September 30, 2018. We note that the EVPS did not consider estimated disposition costs and fees for real estate properties or debt prepayment penalties that could apply upon the prepayment of certain of the REIT’s debt obligations, or the impact of restrictions on the assumption of debt or swap breakage fees that may be incurred upon the termination of certain of the REIT’s swaps prior to expiration. For a full description of the methodologies and assumptions used in the REIT’s valuation, see the REIT’s Current Report on Form 8-K filed with the SEC on December 11, 2018.

•
We believe that the Bidders’ offer is meant to take advantage of the illiquidity of the REIT’s shares by buying your shares at a price significantly below their fair value in order to make a significant profit and deprive you of the opportunity to realize the full current and potential long-term value of your investment in the REIT.

•
The REIT’s share redemption program (the “SRP”) provides stockholders the ability to sell their shares to the REIT, subject to certain restrictions and limitations. During any calendar year, the REIT may redeem (i) only the number of shares that the REIT could purchase with the amount of net proceeds from the sale of shares under the REIT’s dividend reinvestment plan during the prior calendar year, provided that the last $0.5 million of available funds is reserved exclusively for shares redeemed in connection with a stockholder’s death, “qualifying disability,” or “determination of incompetence” (each as defined in the SRP, and collectively “special redemptions”)  and (ii) no more than 5% of the weighted average number of shares outstanding during the prior calendar year.

Based on the amount of net proceeds raised from the sale of shares under the REIT’s dividend reinvestment plan during 2018, the REIT made available $3.0 million for share redemptions under the SRP during 2019, with the last $0.5 million of that amount reserved for special redemptions. The REIT redeems shares on the last business day of each month. As of the January 2019 redemption date, the REIT had exhausted all funds available for ordinary redemptions in 2019. The REIT will continue to process special redemptions at a redemption price per share equal to the most recent estimated net asset value per share as of the applicable redemption date or $9.65 currently.

We can provide no assurances as to whether the REIT’s board of directors will authorize additional funds for redemptions in 2019 and it is not likely that the REIT will be able to redeem shares submitted as ordinary redemptions for the remainder of 2019. The board may amend, suspend or terminate the SRP program upon 10 business days’ notice to stockholders.
Please be aware that the Bidders are in no way affiliated with the REIT, the REIT’s external advisor, KBS Capital Advisors LLC (the “Advisor”), or any of their affiliates. Also, please note that the Bidders do not have a copy of the REIT’s stockholder list. The Bidders’ mailing will be conducted by a third party, which has agreed to keep the stockholder list confidential.

We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers. Mini-tender offers are offers to purchase less than 5% of a company’s outstanding shares. The SEC has cautioned investors about offers of this nature. Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm.

In order to avoid the costs of additional mailings, the REIT may post any updates or changes to its response to this mini-tender offer and/or responses to future mini-tender offers at www.kbs-cmg.com, under the KBS Strategic Opportunity REIT II “Investor Information” section. Such updates or changes will be filed with the SEC on a Current Report on Form 8-K. If you have any questions related to the tender offer, please contact KBS Capital Markets Group LLC at (866) 527-4264.

Thank you for your investment in the REIT.

Sincerely,
Peter McMillan
Chairman of the Board,
President and Director

Cautionary Note Regarding Forward-Looking Statements

The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The REIT intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the REIT and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The REIT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The REIT makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
The appraisal methodology for the REIT’s appraised real estate properties assumes the properties realize the projected net operating income and expected exit cap rates and that investors would be willing to invest in such properties at yields equal to the expected discount rates. Though the appraisals of the appraised real estate properties, with respect to Duff & Phelps, LLC, and the valuation estimates used in calculating the EVPS, with respect to the Advisor and the REIT, are the respective party’s best estimates as of September 30, 2018 or December 6, 2018, as applicable, the REIT can give no assurance in this regard. Even small changes to these assumptions could result in significant differences in the appraised values of the REIT’s appraised real estate properties and the EVPS. Actual events may cause the value and returns on the REIT’s investments to be less than that used for purposes of the EVPS. These statements also depend on factors such as: future economic, competitive and market conditions; the REIT’s ability to maintain occupancy levels and rental rates at its real estate properties; and other risks identified in Part I, Item 1A of the Annual Report on Form 10-K as filed with the SEC on March 8, 2019.